EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into on this October 1, 2002 by and between TM Century, Inc., a Delaware corporation (the "Company") and R. David Graupner (the "Employee").

                              W I T N E S S E T H:
                              - - - - - - - - - -


                                R E C I T A L S:
                                - - - - - - - -

     1. Company is engaged in the business of providing products and services to radio stations and other companies and to the television and film industries.

     2. Company desires to employ Employee and Employee desires employment with the Company upon the following terms and conditions.

                              A G R E E M E N T S:
                              - - - - --- - - - -

                                    ARTICLE 1

                               EMPLOYMENT AND TERM

     1.01Employment. The Company hereby employs the Employee, and the Employee accepts employment with the Company, to serve the Company as President and Chief Executive Officer. Employee acknowledges and agrees that (i) the employment relationship created between the Employee and the Company is a contractual relationship; (ii) the Company's right to terminate this Agreement is subject to the terms on this Agreement; and (iii) the employment relationship is created by this Agreement is not an "at-will" relationship.

     1.02Employment Term. Employee's employment hereunder shall be for a term of three years commencing on October 1, 2002 unless earlier terminated pursuant to
Article 5 hereof. The term "Employment Term" shall mean the term stated herein.

                                    ARTICLE 2

                               DUTIES OF EMPLOYEE

     2.01Duties. The Company hereby employs the Employee as President and Chief Executive Officer of the Company, and the Executive hereby accepts such employment with the Company in such capacity, and to perform such other reasonable duties and services for the Company and its Affiliates (as defined in Section 4.08) as shall be assigned to him from time to time by the Board of Directors (the "Services"). Except for travel required from time to time in connection with the performance of his duties under this Agreement, as President/CEO of the Corporation, the Employee and the Company agree that his duties shall be performable at the Company's headquarters.

     2.02Attention to Duties. During the Employment Term the Employee shall devote his entire productive time, ability, attention, and best efforts to the business of the Company. The Employee shall not directly or indirectly render any services of a business, commercial, or professional nature to any other person or organization, whether for compensation or otherwise, without the prior written consent of Company.


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                                    ARTICLE 3

                                  COMPENSATION

     3.01Base Salary. As compensation for services hereunder and in consideration for the protective covenants set forth in Article 4 hereof, the Employee shall be paid an annual salary of $180,000 payable in twenty-four (24) equal installments, in accordance with the Company's customary payroll procedures. At the end of each fiscal year and at such other times as they determine in their sole discretion the Board of Directors or the Compensation Committee of the Board of Directors will review the Employee's salary and other compensation and determine whether any salary increase or increase in other compensation is appropriate. Nothing contained herein will, however, be construed to require the Company to increase the Employee's salary or other compensation.

     3.02Bonus. The Company has a bonus plan that provides for bonus awards based on the profitability of the Company, and the Employee shall be eligible to participate in the plan. For each quarter in fiscal year 2003, the Employee shall receive a bonus of $10,000 for each fiscal quarter in which the Company exceeds $100,000 in profits as determined in accordance with generally accepted accounting principles. The Employee shall also receive a bonus of $50,000 if the Company has profits in excess of $500,000 for fiscal year 2003 as reflected in the Company's audited financial reports for such year. The Employee and the Company shall mutually agree on a bonus plan for fiscal years 2004 and 2005.

     3.03Other Benefits. During the Employment Term the Company shall provide Employee with the same insurance and other benefits that the Company makes available to other similarly situated employees in accordance with the Company's policies as they exist from time to time.

     3.04Vacation and Sick Pay. The Employee shall be entitled to an annual paid vacation of fifteen (15) business days with full pay. Such vacation shall be taken at a time selected by the Employee and approved by the Company. In addition, the Employee shall be entitled to ten (10) business days per year as sick leave or personal business days with full pay. Vacation time, sick leave and personal business days may be accumulated and used by January 15th of the year following the year in which such days were earned, but if not used by January 15th of the calendar year following the year in which they were earned, they shall be deemed to have been waived by the Employee.

     3.05Holidays. The Employee shall be entitled to a holiday with full pay on New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day,
Christmas Day, and such other days as the Company shall from time to time determine.

     3.06Business Expenses. The Employee is authorized to incur reasonable and necessary business expenses in the performance of the Employee's duties under this Agreement, including expenditures for travel and entertainment. The Company will reimburse the Employee from time to time for all such business expenses, provided that the Employee presents to the Company:

     (a) A statement of expense in which the Employee recorded at or near the time each expenditure was made:

          (i) the amount of the expenditure;
          (ii)the time, place and type of entertainment and travel or other expense;
          (iii) the reason for the expenditure and the nature of the business benefit derived or expected to be derived as a result of the expenditure;
          (iv)the name, occupation, address and any other pertinent information concerning each person who is entertained, sufficient to establish the business relationship to the Company; and

     (b) Documentary evidence, such as receipts or paid bills, that state sufficient information to establish the amount, date, place and essential character of the expenditure for each expenditure.


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     (c) If such  statement of expense is not presented to the Company within 60 days of such expense the Company will have no obligation to reimburse said expense.

     3.07Auto Allowance. The Employee shall be given an automobile allowance in the amount of $7,200 per year payable in twenty-four (24) equal installments in accordance with the Company's customary payroll procedures.

     3.08Stock Options. The Employee shall be given 250,000 stock options with a strike date of October 1, 2002. Vesting will occur as follows:

               100,000  shares      October 1, 2002
                50,000  shares      September 30, 2003
                50,000  shares      September 30, 2004
                50,000  shares      September 30, 2005


                                    ARTICLE 4

                              PROTECTIVE COVENANTS

     4.01General. Employee expressly acknowledges and agrees that he has been and will be given access to and become familiar with Trade Secrets (as defined in Section 4.03) developed at the Company's expense, which are valuable, unique, and essential to the performance of Employee's duties hereunder, as well as being essential to the overall continued success and business goodwill of the company. Employee expressly acknowledges and agrees that the Trade Secrets are proprietary and confidential, and if any of the Trade Secrets were imparted to or become known by any person(s) engaging in a business in any way competitive with that of the Company's, such would result in hardship, loss, irreparable injury and damage to the Company, the measurement thereof would be difficult, if not impossible, to determine. Accordingly, Employee expressly agrees that (i) the Company has a legitimate interest in protecting the Trade Secrets and its business goodwill, (ii) it is necessary for the Company to protect its business from such hardship, loss, irreparable injury and damage, (iii) the following covenants are a reasonable means by which to accomplish that purpose, and (iv) any intentional violation of any of the protective covenants contained herein shall constitute a breach of trust and represent grounds for immediate dismissal and for appropriate legal action for damages, enforcement and/or injunction

     4.02Noncompetition. Employee covenants that, during the term of this Agreement and for a period of one (1) year immediately thereafter (the "Limitation Period"), irrespective of which party terminates this Agreement and whether such termination is for cause or otherwise, he will not directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder (other than ownership of securities of publicly held corporations of which Employee owns less than one percent (1%) of any class of outstanding securities), corporate officer, director, investor, or financier or in any other individual or representative capacity, directly or indirectly:

     (a) Engage or participate in any business within the Prohibited Area, as hereinafter defined, that is in competition in any manner whatsoever with the Company's business and the products or services offered by the Company in such areas, without the prior written consent of the Company. For purposes of this subsection, the term "Prohibited Area" means the United States and any foreign country in which the Company's products or services are sold at the time this Agreement is terminated.

     (b) Solicit or attempt to solicit, any of the Company's past, present or prospective (as of the termination of this Agreement) investors, customers, or suppliers, in any manner which is competitive with the Company's business as it is operated as of the termination of Employee's employment hereunder;



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     (c) Induce, or attempt to induce, any employee of the Company to terminate his employment or hire away or attempt to hire away, any employee of the Company;

     (d) Induce, or attempt to induce, any present or future supply or service resource (including investment and other financing resources) to withdraw, curtail, or cancel the furnishing of supplies or services (including investment and other financing resources) to the Company; or

     (e) Engage in any act or activity which would interfere with or harm any business relationship the Company may have with any investor, customer, employee, principal or supplier.

          4.03 Trade Secrets. It is understood that during the course of his employment hereunder, the Employee will have access to and become familiar with certain proprietary and confidential information of the Company (the "Trade Secrets"), which includes, by way of illustration and not by way of limitation:

     (a) Lists containing the names of past, present and prospective customers, employees, principals, and suppliers;

     (b) The past, present and prospective methods, procedures and techniques utilized in identifying prospective markets, customers, and suppliers and in soliciting the business thereof;

     (c) The past, present and prospective methods, procedures and techniques used in the operations of the Company's business, including marketing plans and objectives and the methods, procedures and techniques utilized in selling, pricing, applying and delivering the Company's products and services; and,

     (d) Compilations of information, records, and processes which are owned or developed by the Company and/or which are used in the operation of the business of the Company, including, without limitation, electronically stored information.

     Trade Secrets do not include information which (i) at the time it is disclosed by the Employee was already known to the public; or (ii) is required to be disclosed by a court order.

     Employee acknowledges that the Trade Secrets give the Company an advantage over its competitors, and that the same is not available to or known by the Company's competitors or the general public. Employee further acknowledges that the Company has devoted substantial time, money, and effort in the development of the Trade Secrets and in maintaining the proprietary and confidential nature thereof. Employee further acknowledges his position with the Company is one of the highest trust and confidence by reason of Employee's knowledge of, access to, and contact with the Trade Secrets. Employee agrees to use his best efforts and exercise utmost diligence to protect and safeguard the Trade Secrets. Employee covenants that, during the term of this Agreement and for the Limitation Period regardless of which party terminates this Agreement and whether such termination is for cause, he will not intentionally disclose, disseminate or distribute to another, nor induce any other person to disclose, disseminate or distribute, any Trade Secrets of the Company, directly or indirectly, either for Employee's own benefit or for the benefit of another, whether or not acquired, learned, obtained or developed by Employee alone or in conjunction with others, nor will Employee use or cause to be used in Trade Secrets in any way except as is required in the course of his employment with the Company. For the purposes of this section, any disclosure, dissemination or distribution of any Trade Secrets caused by the Employee's gross negligence shall be deemed to be made intentionally. Employee acknowledges and covenants that all Trade Secrets relating to the business of the Company, whether prepared by Employee or otherwise coming into his possession, shall remain the exclusive property of the Company. Employee further covenants that all memoranda, notes, records, drawings or other documents made, compiled, acquired or received by Employee during the term of this Agreement and in his possession or under his control at the termination of his employment hereunder, concerning any corporate activity, including, but not limited to, techniques and applications developed by the Company, management techniques, names of investors and customers, marketing and sales techniques, and product and service pricing information,


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shall together with all copies, be delivered,  in good condition, to the Company immediately upon Employee's termination (whether or not so requested by the Company), or at any time upon the Company's request.

     4.04Extension of Limitation Period. The parties acknowledge that if Employee violates any of the protective covenants hereunder and the Company brings legal action for injunctive or other relief hereunder, the Company shall, as a result of the time involved in obtaining the relief, be deprived of the benefit of the full Limitation Period of these protective covenants. Accordingly, the Limitation Period shall be deemed to have the full duration of the period stated therein, computed from the date relief is granted, but reduced by the time between the period when the restriction began to run at the termination of Employee's employment hereunder and the date of the first violation of the covenant by Employee.

     4.05Survival of Protective Covenants. Each covenant on the part of Employee contained in this Article 4 shall be construed as an agreement independent of any other provision of this Agreement and shall survive the termination of this Agreement. The existence of any claim or cause of action of Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenant.

     4.06Remedies for Breach. Employee acknowledges that the legal remedies for breach of the protective covenants hereunder are inadequate and therefore agrees that, in addition to all of the remedies available to the Employee in the event of a breach or a threatened breach of any covenant contained in this Article 4, the Company may:

     (a) Obtain temporary, preliminary, and permanent injunctions against any and all such actions; and

     (b) Seek to recover from Employee monetary damages to the Company arising from such breach or threatened breach and all costs and expenses (including attorneys' fees) incurred by the Company in the enforcement of such protective covenants.

     4.07Intent of Parties. Employee recognizes and agrees that this Agreement is necessary and essential to protect the business of the Company and to realize and derive all the benefits, rights, and expectations of conducting the Company's business; that the area and duration of the protective covenants herein are in all things reasonable; and that good and valuable consideration exists for Employee's agreement to be bound by such protective covenants.

     4.08Affiliates of the Company. The protective covenants in the Article 4 shall also benefit the business and Trade Secrets of the Company's Affiliates (as hereinafter defined) and these covenants shall be enforceable against Employer by each of such Affiliates as third party beneficiaries. An "Affiliate" of the Company is any person or entity that directly, or indirectly through one or may intermediaries, controls or is controlled by, or is under common control with, the Company.

                                    ARTICLE 5

                            TERMINATION OF EMPLOYMENT

     5.01Resignation of Employee. In the event of the termination of this Agreement prior to the completion of any term of employment specified above by the voluntary resignation of the Employee, provided the Employee has given at least 90 days notice in writing to the Company's Board of Directors, the Employee shall be entitled to:

     (a) his base salary earned prior to the date of termination as provided for in Section 3.01 of this Agreement computed pro rata up to and including the date of termination or resignation;

     (b) accrued but unused vacation, sick leave and personal business days; and


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     (c) nothing more.

     Employee expressly waives and releases any other or future right to damages or additional compensation relating to termination of Employee's employment pursuant to this Section 5.01.

     5.02Termination by Reason of Death or Disability of Employee.

     (a) Upon the death of the Employee, the Employment Term shall automatically terminate on the last day of the month in which the death of Employee occurs.

     (b) If Employee is determined to be Disabled (as hereinafter defined) then the Company may, upon thirty (30) days written notice to Employee, terminate Employee's employment hereunder, but in addition to the benefits described in
Section 5.02(c) below, Employee shall continue to be eligible to receive any benefits to which he may be entitled under the terms of the long-term disability coverage provided by the Company. For the purposes of this Agreement, the "Disability" of Employee shall mean any incapacity or inability to perform Employee's normal or assigned duties to the Company, in either case due to injury or illness (physical or mental), for a period of at least forty-five (45) days out of any sixty (60) consecutive day period.

     (c) Upon termination of employment pursuant to Section 5.02 (a) or (b) of the Employee or his estate shall be entitled to receive:

          (i) The base salary that the Employee was then receiving through the date of termination as provided above;
          (ii)All bonuses earned through the date of termination, paid in accordance with the terms of the bonus plan pursuant to which the bonus was earned; and
          (iii) Accrued by unused vacation and sick leave pay.

     5.03Termination by the Company for Cause. Subject to any opportunity to cure on the part of Employee, the Company may for Cause (as hereinafter defined) terminate Employee's employment hereunder upon written notice specifying the particulars of the Cause. "Cause" shall mean:

     (a) Any intentional material breach by the Employee of any of the terms and conditions of this Agreement, and for the purposes of this section, any breach caused by the Employee's gross negligence shall be deemed to be intentional;

     (b) A breach of the Employee's fiduciary duties to the Company;

     (c) Misappropriation of any material amount of the Company's assets;

     (d) A plea of guilty or no contest to, or conviction of, a felony or a serious misdemeanor, which would materially and adversely affect the reputation of the Company or the utility of the Employee's services to the Company in its business;

     (e) A plea of guilty or no contest to, or is convicted of, a crime involving moral turpitude;

     (f) Any conduct inimical to the best interests of the Company or any dishonest, unethical, fraudulent, disloyal, or felonious act committed or engaged in by Employee in respect of his duties to the Company which would materially and adversely affect the reputation of the Company or the utility of his services to the Company in its business;

     (g) Employee's habitual negligence or nonfeasance in the performance of his duties hereunder; or


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     (h) The  inability  of the Employee to pay his debts as they become due, or the making of an assignment for the benefit of the creditors.

With respect to any of the events specified in (a), (b), (f), and (g) above, the Company will provide Employee with written notice thereof and a ten (10) day opportunity to cure such matter to the satisfaction of the Company. Termination of Employee shall not affect any of the Company's other rights and remedies at law, in equity, or under this Agreement.

     In the event of the termination of this Agreement for any of the reasons set forth in this Section 5.03 the Employee shall be entitled to receive:

     (a) his base salary earned prior to the date of  termination as provided in
Section 3.01 of this Agreement computed pro rata up to an including the date of termination;

     (b) accrued but unused vacation, sick leave and personal business days; and

     (c) nothing more.

Employee  expressly  waives and releases any other or future right to damages or
additional   compensation  relating  to  termination  of  Employee's  employment pursuant to this Section 5.03.

     5.04Termination on Grounds Other Than for Cause, Death or Disability. Should the Employee's employment hereunder be terminated by the Company on grounds other than for cause, disability, resignation or death, the Employee shall be entitled to receive, as the Employee's sole remedy and as liquidated damages:

     (a) the base salary that the Employee was then receiving for the remainder of the term of employment set forth in Section 1.02 above, or six months, whichever is greater, paid as set forth in Section 3.01 above; and

     (b) any bonuses earned throughout the date of termination, paid in accordance with the terms of the bonus plan pursuant to which any bonus may have been earned. The Employees share of any annual cash bonus pool shall be computed pro rata based on the actual number of days during the year the Employee was employed by the Company; provided, however, nothing herein shall be construed to require the Company to calculate or pay any bonus prior to the regularly scheduled time for making such calculation or payment.

     (c) accrued but unused vacation and sick leave pay;

     (d) professional "out placement services" at a cost not to exceed $5,000 from the out-placement consulting company of the Employee's choice;

     (e) ten days to exercise any stock options that have vested under the terms of any Company Stock Option Plan in which the Employee is then participating;

     (f) life insurance benefits to six months and monthly payments for six months equal to the monthly premium required by the Employee to maintain his health insurance benefits pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") under the Company's group health insurance plan.

     If the Employee is terminated by the Company other than for Cause the Employee agrees to use his best efforts to locate other full time employment. If the Employee obtains full time employment during the period between his termination by the Company other than for Cause and the end of the term of employment set forth in Section 1.02 above at a salary that is greater than or equal to that set forth in Section 3.01 above the Company's obligations to make payments to the Employee under this Section 5.04 shall immediately and forever cease. If the Employee obtains full time employment during the period between his termination by the Company other than for Cause and the end of the term of employment set forth in Section 1.02 above at a salary level that is less than that set forth in Section 3.01 above, the Company's obligations to make payments


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under  Section  5.04(a)  above shall  immediately  and forever be reduced to the difference between the salary set forth in Section 3.01 above and the salary which the employee receives from such other employment. If the Employee obtains part time employment during the period between his termination by the Company other than for Cause and the end of the term of employment set forth in Section
1.02 above the Company's obligations to make payments under Section 5.04(a) above shall be reduced to the difference between the salary set forth in Section
3.01 above and all salary or wages received by the Employee from time to time from such part time employment. Employee hereby expressly waives and releases any other or further right to damages or additional compensation relating to termination of Employee's employment hereunder.

                                    ARTICLE 6

                                   INVENTIONS

     Employee agrees that all processes, procedures, programs, discoveries, formulae, improvements, technologies, designs, inventions (collectively, "Inventions"), including new contributions, developments, ideas, and discoveries, whether or not patentable or copyrightable, conceived, developed, invented, or made solely by Employee, or jointly with others, that relate to products or services the company is engaged in, during the Employment Term shall be conclusively deemed "work for hire" and is property of, and belong to, the Company. In connection therewith, Employee shall:

     (a) Promptly disclose all such Inventions to the Company;

     (b) Assign to the Company, without additional compensation, all patent, copyright, trademark, tradename, servicemark and other rights to such Inventions, whether or not patentable, copyrightable or otherwise protectable including all substitute, continuation-in-part, and reissue applications, patents of addition or reissue applications, patents of addition or confirmation relative thereto, for the United States of America and foreign countries and sign all documents and instruments necessary to carry out the foregoing;

     (c) Give testimony in support of inventorship; provided, however, that if such testimony is required after termination of the Employee's employment with the Company the Company shall pay the Employee a fee of $100 per hour for the time spent by the Employee in giving such testimony and reasonable expenses incurred by the Employee in connection with giving such testimony; and

     (d) Use his best efforts to cooperate with the Company, and take such further actions as Employee may request, in order to protect and otherwise perfect Employee's rights to such Inventions.

Furthermore, if any Invention is described in a patent or copyright application where it is disclosed to third parties, directly or indirectly, by Employee within one (1) year after the termination of employment by the Company, is presumed that the Invention was conceived or made during the period of Employee's employment by the Company. Employee agrees not to assert, and otherwise hereby waives, any rights to any Invention as having been made or acquired prior to the date of this Agreement, except for Inventions, if any, disclosed to the Company in writing prior to the date hereof.


                                    ARTICLE 7

                             ASSIGNMENT OF CONTRACT

     7.01Assignment by the Company. Employee understands and agrees that the Company may assign all of its rights and delegate all of its duties under this Agreement upon notice to Employee.

     7.02Assignment by Employee. Employee understands that this Agreement is personal to him and that he may not assign his rights or delegate his duties under this Agreement, or any portion thereof, to any other person or entity without the prior written approval of the Company.


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                                    ARTICLE 8

                               GENERAL PROVISIONS

     8.01Indemnification. Employee shall indemnify and hold each of the Company and its Affiliates harmless against any and all cost, losses, claims, and damages, including, the legal fees, costs, expenses, and disbursements, incurred, in investigating, preparing, or defending any suit, investigation or proceeding as and when incurred by the Company or any of its Affiliates, which are directly or indirectly, caused by, relating to, based upon arising out of, or in connection with any intentional breach of the covenants by Employee set forth in Section 2.02, Article 4, Article 6 or the occurrence of any event described in Section 5.03. For the purposes of this Section, any breach caused by the gross negligence of the Employee shall be deemed to be intentional.

Provisions of this Section 8.01 shall survive the termination of this Agreement.

     8.02Attorneys' Fees and Costs. If any action at law or in equity is necessary to enforce or interpret any of the rights or obligations under this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which the prevailing party may be entitled.

     8.03Miscellaneous.

     (a) Amendments or Modifications. This Agreement may be amended or modified from time to time but only by a written instrument executed by all parties hereto.

     (b) Notices. Notices and other communications provided for herein shall be in writing and shall be delivered or mailed (or in a case of telegraphic communication, delivered by telegram, telex, or facsimile transmission, or other form of telegraphic communication), as follows:

                        If To:  The Company

                        TM Century, Inc.
                        2002 Academy
                        Dallas,  TX  75234
                        Attn: Marjorie McIntyre, Chairman

                        If To:  The Employee

                        R. David Graupner TM Century, Inc.
                        2002 Academy Dallas, TX 75234

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be determined to have been duly given (ii) on the date of receipt if hand delivered, (ii) three (3) days after being sent by registered mail, (iii) when actually received, if by generally recognized overnight mail service, or (iv) on the date sent, if by telegram, telex, facsimile transmission, or other form of telegraphic communication (provided confirmatory notice is sent by first class mail, postage prepaid), in each case addressed to such party as provided in this Section or in accordance with the latest unrevoked direction from such party. By giving the other parties hereto written notice thereof, a party shall have the right, from time to time, and at any time during the term of this Agreement to change his respective address for the purpose of giving notices or other communications hereunder.


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

     (c) Entire Agreement. This Agreement (including any exhibits attached hereto) embodies the complete and entire matter hereof and supersedes all prior negotiations, agreements, and understandings relating to the subject matter hereof.

     (d) Waiver. No consent or waiver, express or implied by any party to or of any breach or default by the other in the performance by the other of its or his obligation hereunder shall be deemed or construed to be a consent or a waiver to or of any other breach or default in the performance by such other party of the same or any other obligation of such party hereunder. Failure on the part of any party to complain of any act or failure to act of other parties in default, irrespective of how long such failure continues, shall not constitute a waiver of such party's right hereunder.

     (e) Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable, such provision shall not affect any of the other provisions hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. The remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     (f) Binding Effect. This Agreement shall inure to the benefit of and be binding upon the undersigned parties and their respective heirs, executors, legal representatives, administrators and assigns.

     (g) Statutory Provisions. Any statutory or regulatory referenced in this Agreement shall include a reference to all amendments thereto and any successor to such statute or regulation and/or revision thereof.

     (h) Governing Law. This Agreement shall be construed under and in accordance with the laws of the State of Texas and all obligations of the parties created hereunder are performable in Dallas County, Texas.

     (i) Headings. The headings used throughout this Agreement have been used for convenience only and do not constitute matter to be considered in interpreting this Agreement.

     (j) Exhibits. The exhibits attached hereto, if any, are made a part hereof by reference as fully as if copies and set forth in the body hereof.

     (k) Number and Gender. Whenever required by the context, singular numbers shall include the plural, plural numbers shall include the singular and the gender of any pronoun shall include the other genders.

     (l) Counterparts. This Agreement may be executed in any number of counterparts, all of which shall, for all purposes, constitute one agreement binding on the parties hereto, notwithstanding that all parties hereto may not be signatory to the same counterpart.

     (m) Further Assurances. In connection with this Agreement as well as all transactions contemplated by this Agreement, the parties hereto agree to execute and deliver such additional acts as may be necessary or appropriate to effectuate, carry out, and perform all of the terms, provisions and conditions of this Agreement and all such transactions.


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                                       10

IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date first written above.

COMPANY:

TM CENTURY, INC.
a Delaware Corporation


By: /s/Marjorie McIntyre
------------------------
Marjorie McIntyre

Title: Chairman


EMPLOYEE:

By: /s/ R. David Graupner
-------------------------
R. David Graupner


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